AGREEMENT OF AMENDMENT NO. 3

Dated as of August 29, 2013

Reference is made to that certain Second Amended and Restated Revolving Credit and Security Agreement dated as of August 27, 2012 (as from time to time amended, supplemented, waived or modified, the “Credit Agreement”) among Invesco Senior Income Trust (formerly Invesco Van Kampen Senior Income Trust), a Delaware statutory trust (together with its permitted successors and assigns, the “Borrower”), CHARTA, LLC (“CHARTA”), CAFCO, LLC (“CAFCO”), CRC Funding, LLC (“CRC Funding”), and CIESCO, LLC (together with CHARTA, CAFCO, and CRC Funding, the “Conduit Lenders”), Citibank, N.A. (the “Secondary Lender”), State Street Bank and Trust Company (the “Direct Lender”) and Citibank, N.A., as program agent (together with its successors and assigns, the “Program Agent”). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Credit Agreement.

The parties hereto agree that, effective as of the date hereof, the definition of “Direct Lender Eurodollar Rate” set forth in Section 1.01 of the Credit Agreement shall be deleted and replaced in its entirety with the following:

““Direct Lender Eurodollar Rate” means (i) in respect of any Advance made by any Direct Lender for any Settlement Period of one week, one month, two months or three months, an interest rate per annum determined by such Direct Lender to be equal to the quotient (rounded upwards, if necessary, to the next higher Ill 00 of 1%) of (y) (i) the rate of interest for deposits in Dollars for a period equal to the number of days in such Settlement Period which appears on Bloomberg Page BBAM (or on any successor or substitute page) at approximately 9:30A.M., London time, on the day that is two (2) Business Days prior to the first day of such Settlement Period, or (ii) if such rate does not appear on Bloomberg Page BBAM (or on any successor or substitute page) at such time, the “Direct Lender Eurodollar Rate” shall be determined by reference to such other comparable publicly available service for displaying interest rates applicable to dollar deposits in the London interbank market as may be selected by the Direct Lender in consultation with the Borrower or, in the absence of such availability, by reference to the rate per annum at which deposits in Dollars are offered by such Direct Lender in immediately available funds at its Eurodollar Lending Office in an amount comparable to the principal amount of such Advance for a period equal to such Settlement Period at approximately 10:00 A.M., New York City time, on the date two (2) Business Days before the first day of such Settlement Period, divided by (z) a number equal to 1.00 minus the Eurodollar Rate Reserve Percentage; and (ii) in respect of any Advance made by any

Direct Lender for any Settlement Period of one day, a rate equal to the Overnight Rate.”

The parties hereto agree that, effective as of the date hereof, the definition of “Overnight LIBOR Rate” set forth in Section 1.01 ofthe Credit Agreement shall be amended by adding the words “(or any successor thereto)” after each instance of the words “BBA LIBOR” set forth therein.

The parties hereto agree that, effective as of the date hereof, the definition of “Stated Expiration Date” set forth in Section 1.01 of the Credit Agreement shall be amended by replacing the date “August 29, 2013” set forth therein with the date “August 27, 2014”.

The Borrower represents and warrants to the Program Agent, the Conduit Lenders, the Secondary Lenders and the Direct Lender that immediately after giving effect to this Agreement of Amendment No. 3, (i) its representations and warranties set forth in the Credit Agreement are true and correct in all material respects, and (ii) no Default or Event of Default shall have occurred and be continuing.

All references to the Credit Agreement on and after the date hereof shall be deemed to refer to the Credit Agreement as amended hereby, and the parties hereto agree that on and after the date hereof the Credit Agreement, as amended hereby, is in full force and effect.

This Agreement of Amendment No. 3 may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

THIS AGREEMENT OF AMENDMENT NO. 3 SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CITIBANK, N.A., as Program Agent		CITIBANK, N.A., as Secondary Lender

By:	/s/ John Siris	By:	/s/ John Siris
	Name: John Siris		Name: John Siris
	Title: Vice President		Title: Vice President
	Citibank, N.A, 390 Greenwich Street New York, NY 10013		Citibank, N.A, 390 Greenwich Street New York, NY 10013

CHARTA, LLC, as Conduit Lender		CAFCO, LLC, as Conduit Lender

By:	Citibank, N.A., as Attorney-in-Fact	By:	Citibank, N.A., as Attorney-in-Fact

By:	/s/ John Siris	By:	/s/ John Siris
	Name: John Siris		Name: John Siris
	Title: Vice President		Title: Vice President
	Citibank, N.A, 390 Greenwich Street New York, NY 10013		Citibank, N.A, 390 Greenwich Street New York, NY 10013

CRC FUNDING, LLC, as Conduit Lender		CIESCO, LLC, as Conduit Lender

By:	Citibank, N.A., as Attorney-in-Fact	By:	Citibank, N.A., as Attorney-in-Fact

By:	/s/ John Siris	By:	/s/ John Siris
	Name: John Siris		Name: John Siris
	Title: Vice President		Title: Vice President
	Citibank, N.A, 390 Greenwich Street New York, NY 10013		Citibank, N.A, 390 Greenwich Street New York, NY 10013

STATE STREET BANK AND TRUST COMPANY, as Direct Lender		INVESCO SENIOR INCOME TRUST, as Borrower

By:		By:
	Name:		Name:
	Title:		Title:

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CITIBANK, N.A., as Program Agent		CITIBANK, N.A., as Secondary Lender

By:		By:
	Name:		Name:
	Title:		Title:

CHARTA, LLC, as Conduit Lender		CAFCO, LLC, as Conduit Lender

By:	Citibank, N.A., as Attorney-in-Fact	By:	Citibank, N.A., as Attorney-in-Fact

By:		By:
	Name:		Name:
	Title:		Title:

CRC FUNDING, LLC, as Conduit Lender		CIESCO, LLC, as Conduit Lender

By:	Citibank, N.A., as Attorney-in-Fact	By:	Citibank, N.A., as Attorney-in-Fact

By:		By:
	Name:		Name:
	Title:		Title:

STATE STREET BANK AND TRUST COMPANY, as Direct Lender		INVESCO SENIOR INCOME TRUST, as Borrower

By:	/s/ Janet B. Nolin	By:
	Name: Janet B. Nolin		Name:
	Title: Vice President		Title:

IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed and delivered by their duly authorized officers as of the date first above written.

CITIBANK, N.A., as Program Agent		CITIBANK, N.A., as Secondary Lender

By:		By:
	Name:		Name:
	Title:		Title:

CHARTA, LLC, as Conduit Lender		CAFCO, LLC, as Conduit Lender

By:	Citibank, N.A., as Attorney-in-Fact	By:	Citibank, N.A., as Attorney-in-Fact

By:		By:
	Name:		Name:
	Title:		Title:

CRC FUNDING, LLC, as Conduit Lender		CIESCO, LLC, as Conduit Lender

By:	Citibank, N.A., as Attorney-in-Fact	By:	Citibank, N.A., as Attorney-in-Fact

By:		By:
	Name:		Name:
	Title:		Title:

STATE STREET BANK AND TRUST COMPANY, as Direct Lender		INVESCO SENIOR INCOME TRUST, as Borrower

By:		By:	/s/ John M. Zerr
	Name:		Name: John M. Zerr
	Title:		Title: Senior Vice President